                                 EXHIBIT 10.11

                            SEVERANCE COMPENSATION
                                   AGREEMENT
                            ----------------------


         THIS SEVERANCE COMPENSATION AGREEMENT (the "Agreement") is made and entered into as of the ________ day of _______________, 199__ by and between SOUTHWEST WATER COMPANY, a Delaware corporation (the "Company"), and __________________________ ("Executive"), with respect to the following:


                                   RECITALS
                                   --------

     A. The Company, through its subsidiaries Suburban Water Systems ("Suburban"), ECO Resources, Inc. ("ECO") and New Mexico Utilities, Inc. ("NMU"), is engaged in the business of producing and delivering water and providing water and wastewater services. Executive is employed by ____________________ as its _________________________.

     B. The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company and/or the subsidiary of the Company which employs Executive.

     C. This Agreement sets forth the severance compensation which the Company agrees it will pay to Executive if Executive's employment with the Company or, if applicable, the subsidiary which employs Executive terminates under one of the circumstances described herein following a Change in Control, as defined herein, of the Company or the subsidiary of the Company which employs Executive.


                                   AGREEMENT
                                   ---------

         IN CONSIDERATION OF the foregoing recitals and the mutual promises and covenants contained herein, the Company and Executive agree as follows:

         1.  Term.  The term of this Agreement shall commence upon the last
             ----
execution and delivery of this Agreement by the Company and shall continue until the first to occur of:

             (a) The second anniversary of any Change in Control, as defined in paragraph 2 below, of the Company or the subsidiary which employs Executive. For the purposes of this provision, the two year period provided for herein, whether commenced by a Change in Control of the Company or a change in control of a subsidiary, shall not be extended by a subsequent Change in Control of either the Company or, if applicable, the Subsidiary which employs Executive.

             (b) The Retirement, as defined in paragraph 2 below, of Executive.

             (c) The death or Disability, as defined in paragraph 2 below, of Executive.

             (d) Termination by the Company (or the subsidiary which employs Executive, if applicable) of Executive's employment for Cause, as defined in paragraph 2 below.

             (e) Termination by Executive of Executive's employment with ____________________, whether or not for Good Reason, as defined in paragraph 2 below.

Provided, however, that upon any termination by Executive for Good Reason, or any termination of Executive by the Company (or the subsidiary which employs Executive, if applicable) other than for Cause, the obligations of the Company pursuant to paragraph 4 below shall survive such termination. Provided further, that the rights of Executive pursuant to paragraph 7 below shall survive any termination of this Agreement, including termination by Executive of Executive's employment other than for Good Reason and a termination by the Company (or the subsidiary which employs Executive, if applicable) of Executive's employment for Cause.

         2.  Definition. As used in this Agreement, the following terms shall
             ----------
have the meanings given to them in this paragraph 2:

             (a) Cause. The term "Cause" shall mean, and the Company (or the
                 -----
subsidiary which employs Executive, if applicable) shall be entitled to terminate the employment of Executive for (i) fraud, misappropriation or embezzlement of money or property by Executive, (ii) willful and continued failure of Executive to substantially perform Executive's duties with the Company (or the subsidiary which employs Executive, if applicable) (other than any such failure resulting from incapacity of Executive due to physical or mental illness), after a demand for substantial performance is delivered to Executive by the Chief Executive Officer of the Company or the Compensation Committee of the Board, which demand specifically identifies the manner in which Executive has not substantially performed Executive's duties and (iii) willful engagement by Executive in misconduct which is materially injurious to the Company (or the subsidiary which employs Executive, if applicable), monetarily or otherwise. For purposes of this subparagraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company (or the subsidiary which employs Executive, if applicable). Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of conduct set forth in this subparagraph and specifying the particulars thereof in detail.

             (b) Change in Control. The term "Change in Control" shall mean,
                 -----------------
with respect to the Company or the subsidiary which employs Executive, as applicable, each of the following:

                 (i) A change in control of the Company or the subsidiary which employs Executive, as applicable, of a nature that would be required to be reported in response to Item 6(e)of Schedule 14A, Regulation 240.14a-101, promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement, or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes (i.e., a change in the person or persons owning, directly or indirectly, sufficient voting stock to elect the Board of Directors or to take other significant shareholder actions for the Company or the subsidiary which employs Executive, as applicable). Provided that, without limitation, a Change of Control shall be deemed to have occurred if and when:

                       (A) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) who is not at the date hereof a beneficial owner, directly or indirectly, of securities of the Company (or the subsidiary which employs Executive, if applicable) representing fifty percent (50%) or more of the combined voting power of the Company's (or the subsidiary which employs Executive, if applicable) then outstanding securities becomes such a beneficial owner, or

                       (B) During any period of two (2) consecutive years, individuals who were members of the Board of Directors of the Company at the beginning of such period cease for any reason (other than death or disability) to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director, was approved by vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. The provisions of this clause (B) shall apply only at the Company level and not at the subsidiary level.

                 (ii) Consummation of (A) any reorganization, consolidation or merger of the Company (or of the subsidiary which employs Executive, if applicable) in which the Company (or of the subsidiary which employs Executive, if applicable) is not the continuing or surviving corporation or pursuant to which shares of the Company's (or of the subsidiary which employs Executive, if applicable) Common Stock would be converted into cash, securities or other property, other than a merger of the Company (or of the subsidiary which employs Executive, if applicable) in which the holders of the Company's (or of the subsidiary which employs Executive, if applicable) common stock immediately prior to such transaction, immediately following such transaction, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding, voting securities or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (or of the subsidiary which employs Executive, if applicable).

For the purpose of applying the foregoing definition, (x) if Executive is an employee of the Company, then the term Change in Control shall mean, as to Executive, only a change in control of the Company and (y) if Executive is an employee of a subsidiary of the Company, then the term Change in Control shall mean, as to Executive, either a change in control of the Company or a change in
                       ------                                    --
control of the subsidiary which employs Executive.

             (c) Date of Termination. The term "Date of Termination" shall mean:
                 -------------------

                 (i) If this Agreement is terminated by the Company (or the subsidiary which employs Executive, if applicable) for Disability, thirty (30) days after Notice of Termination is given to Executive (provided that Executive shall not have returned to the performance of Executive's duties on a full-time basis during such 30-day period); or

                 (ii) If Executive's employment is terminated by the Company (or the subsidiary which employs Executive, if applicable) for any other reason, the date on which a Notice of Termination is given; provided that if within thirty
(30) days after any Notice of Termination is given to Executive by the Company (or the subsidiary which employs Executive, if applicable) Executive notifies the Company (or the subsidiary which employs Executive, if applicable) that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

             (d) Disability. The term "Disability" shall mean, if as a result of
                 ----------
Executive's incapacity due to physical or mental illness, Executive shall be unable to perform Executive's duties with the Company (or the subsidiary which employs Executive, if applicable) on a full-time basis for four (4) months and, within thirty (30) days after written notice of termination is thereafter given by the Company (or the subsidiary which employs Executive, if applicable), Executive shall not have returned to the full-time performance of Executive's duties.

             (e) Good Reason. The term "Good Reason" shall mean, with respect to
                 -----------
any termination by Executive of Executive's employment with the Company (or the subsidiary which employs Executive, if applicable), each of the following which occurs subsequent to a Change in Control without the express written consent of
Executive:

                 (i) The assignment to Executive by the Company (or the subsidiary which employs Executive, if applicable) of duties inconsistent with Executive's position, duties, responsibilities and status with the Company (or the subsidiary which employs Executive, if applicable) immediately prior to a Change in Control of the Company (or the subsidiary which employs Executive, if applicable), or a change in Executive's title or offices as in effect immediately prior to a Change in Control of the Company (or the subsidiary which employs Executive, if applicable), or any removal of Executive from or any failure to reelect Executive to any of such positions, except in connection with the termination of Executive's employment for Disability, Retirement or Cause or as a result of Executive's death or by Executive other than for Good Reason;

                 (ii) A reduction by the Company (or the subsidiary which employs Executive, if applicable) in Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's (or the subsidiary which employs Executive, if applicable) failure to increase (within twelve (12) months after Executive's last increase in base salary) Executive's base salary after a Change in Control of the Company (or the subsidiary which employs Executive, if applicable) in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company (or the subsidiary which employs Executive, if applicable) effected in the preceding twelve (12) months;

                 (iii) Any failure by the Company (or the subsidiary which employs Executive, if applicable) to continue in effect any benefit plan or arrangement in which Executive is participating at the time of a Change in Control of the Company (or the subsidiary which employs Executive, if applicable) (or any other plans providing Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company (or the subsidiary which employs Executive, if applicable) which would adversely affect Executive's participation in or reduce Executive's benefits under any such Benefit Plan, expressed as a percentage of his base salary, by more than ten (10) percentage points in any fiscal year as compared to the prior fiscal year or deprive Executive of any material fringe benefit enjoyed by Executive at the time of a Change in Control of the Company (or the subsidiary which employs Executive, if applicable);

                 (iv) Any failure by the Company (or the subsidiary which employs Executive, if applicable) to continue in effect any bonus or incentive plan or arrangement in which Executive is participating at the time of a Change in Control of the Company (or the subsidiary which employs Executive, if applicable) (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company (or the subsidiary which employs Executive, if applicable) which would adversely affect Executive's participation in any such Incentive Plan or reduce Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than ten (10) percentage points in any fiscal year as compared to the immediately preceding fiscal year;

                 (v) Any failure by the Company (or the subsidiary which employs Executive, if applicable) to continue in effect any plan or arrangement to receive securities of the Company in which Executive is participating at the time of a Change in Control of the Company (or the subsidiary which employs Executive, if applicable) (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company (or the subsidiary which employs Executive, if applicable) which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such Securities Plan;

                 (vi) Any requirement by the Company (or the subsidiary which employs Executive, if applicable) that Executive be based anywhere other than within fifty (50) miles of Executive's office location as of the date of a Change in Control, except for required travel by Executive on the Company's (or the subsidiary which employs Executive, if applicable) business to an extent substantially consistent with Executive's business travel obligations at the time of a Change in Control of the Company (or the subsidiary which employs Executive, if applicable);

                 (vii) Any failure by the Company (or the subsidiary which employs Executive, if applicable) to provide Executive with the number of paid vacation days to which Executive is entitled at the time of a Change in Control of the Company (or the subsidiary which employs Executive, if applicable);

                 (viii) Any material breach by the Company of any provision of this Agreement;

                 (ix) Any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

                 (x) Any purported termination by the Company (or the subsidiary which employs Executive, if applicable) of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (f) below, and for purposes of this Agreement, no such purported termination shall be effective.

             (f) Notice of Termination. Any termination of Executive's
                 ---------------------
employment by the Company (or the subsidiary which employs Executive, if applicable) for Disability, Retirement or Cause shall be communicated by a Notice of Termination.

For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific ground for such termination relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment. For purposes of this Agreement, no such purported termination by the Company (or the subsidiary which employs Executive, if applicable) shall be effective without such Notice of Termination.

             (g) Retirement. The term "Retirement" as used in this Agreement
                 ----------
shall mean termination by the Company (or the subsidiary which employs Executive, if applicable) or Executive of Executive's employment based on Executive's having reached age sixty-five (65) or such other age as shall have been fixed in any written agreement between Executive and Executive's employer entity.

             (h) Termination of Employment. The term "Termination of Employment"
                 -------------------------
shall mean any termination of Executive's employment with the Company (or the subsidiary which employs Executive, if applicable), however effected or caused.


             (i) Involuntary Termination of Employment.  The term "Involuntary
                 -------------------------------------
Termination of Employment" shall mean (i) any termination by the Company (or the subsidiary which employs Executive, if applicable) of Executive's employment with the Company (or the subsidiary which employs Executive, if applicable) effected after a Change in Control other than a termination for Disability, Retirement, death or Cause and (ii) any termination of Executive's employment with the Company (or the subsidiary which employs Executive, if applicable) by Executive after a Change in Control for Good Reason.

         3. Services by Executive. In consideration for the Company's execution
            ---------------------
and delivery of this Agreement, Executive agrees that Executive will render services to the Company (or to any subsidiary thereof or successor thereto, as applicable) during the period of Executive's employment to the best of Executive's ability and in a prudent and businesslike manner and that Executive shall devote substantially the same time, efforts and dedication to Executive's duties as heretofore devoted.

         4.  Severance Obligations Upon any Involuntary Termination.  Upon any
             ------------------------------------------------------
Involuntary Termination of Executive's employment with the Company (or the subsidiary which employs Executive, if applicable) subsequent to a Change in Control and during the term of this Agreement, Executive shall be entitled to the benefits provided in this paragraph (subject to any applicable payroll taxes or other taxes required to be withheld and employee benefit premiums):

             (a) The Company shall pay (or shall cause the employer subsidiary to pay) to Executive Executive's full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus credit for any vacation earned but not taken and the amount, if any, of any bonus for a past fiscal year which has been awarded to Executive but not yet paid to Executive pursuant to any bonus plan of the Company (or the subsidiary which employs Executive, if applicable). Such payment shall be made within five (5) days after the Date of Termination.

             (b) The Company shall pay (or shall cause the employer subsidiary to pay) to Executive, as severance pay, an amount equal to one and one-half (1 1/2) times Executive's annual base compensation, as defined herein (the "Severance Payment"). As used herein, annual base compensation shall mean the average aggregate annual amount paid by the Company (or any subsidiary of or successor to the Company) to Executive for the five (5) full calendar years preceding the date of Change of Control for salaries, bonuses and automobile allowances (or the amount reported by Executive as taxable income for personal use of a car provided by the Company (or the subsidiary which employs Executive, if applicable) in lieu of an automobile allowance) together with the amounts, if any, of insurance premiums paid by the Company (or the subsidiary which employs Executive, if applicable) with respect to Executive and reported as taxable income by Executive. If Executive has not been employed by the Company (or the subsidiary which employs Executive, if applicable) for five (5) full calendar years preceding the date of Change of Control, the Severance Payment shall be computed based on the average aggregate annual amount paid by the Company (or the subsidiary which employs Executive, if applicable) to Executive for the full term of Executive's employment with the Company (or the subsidiary which employs Executive, if applicable). The Severance Payment shall be paid in cash in a single lump sum within five (5) days after the Date of Termination.

             (c) The Company shall cause Executive to continue to be covered, without any cost to Executive in excess of the cost borne by Executive prior to the Change of Control, under health, medical and dental benefits ("Benefits") comparable to those in effect immediately prior to the Change of Control, including, but not limited to, medical, dental, life insurance, accidental death and dismemberment, and long term disability benefits. Such continuation shall
(i) also apply to Executive's dependents (including Executive's spouse) who were covered under such Benefits immediately prior to the Change of Control and (ii) apply for twenty-four (24) months after the Date of Termination; provided, however, that such coverage shall terminate if and to the extent Executive becomes eligible for Benefit coverage from a subsequent employer; provided further, however, that if Executive (and/or Executive's spouse) would have been entitled to retiree Benefits under the Company's benefit plans (or those of the subsidiary which employs Executive, if applicable) had Executive voluntarily retired on the Date of Termination, then such coverage shall be continued as provided under such plans.

             (d) Provide a full service outplacement service for Executive as selected by Executive for a period not exceeding three (3) months and at a cost not exceeding $4,000 in the aggregate.

         Any payment due by the Company pursuant to this paragraph 4 which is not made as and when due shall bear interest from the date due until date of payment at the maximum rate which Executive may charge for the loan or forbearance of money under the then applicable usury law of the State of California.

         5.  No Obligation to Mitigate Damages. Executive shall not be required
             ---------------------------------
to mitigate damages or the amount of any payment provided for under paragraph 4 of this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise. Any indebtedness of Executive to the Company (or to any subsidiary of or successor to the Company) as of the Date of Termination may be offset against the Company's payment obligations pursuant to paragraph 4 above.

         6.  Parachute Payment Limitation. Notwithstanding anything to the
             ----------------------------
contrary in this Agreement, the payments and benefits otherwise provided in paragraphs 4(b), (c) and (d) of this Agreement shall be reduced if and to the extent that such payments and benefits, when added to any payments and benefits provided by the Company (and the subsidiary which employs Executive, if applicable) other than under this Agreement, would result in any such payments being nondeductible to the Company or would subject Employee to an excise tax pursuant to the golden parachute payment provisions of Section 280G or Section 4999 of the Internal Revenue Code of 1986, as amended. Any reduction of payments and benefits under this Agreement resulting from the foregoing limitations shall be applied to the payments and benefits due to be otherwise provided to Executive latest in time.

         7.  Other Benefits.  The provisions of this Agreement, and any payment
             --------------
provided for in paragraph 4 hereof, shall not reduce any amounts otherwise payable, or in any way diminish Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement. The provisions of this paragraph 7 shall apply to any Termination of Employment with the Company (or the subsidiary which employs Executive if applicable), whether or not such Termination of Employment results in payments due to Executive pursuant to paragraph 4 above.

         8.  Not a Contract of Employment. This Agreement shall not be deemed to
             ----------------------------
constitute a contract of employment. Further, no portion of this Agreement shall affect (a) the right of the Company (or any subsidiary of or successor to the Company) to discharge Executive at will or (b) the terms and conditions of any other agreement between the Company (or the subsidiary which employs Executive, if applicable) and Executive, except as expressly provided herein.

         9.  Successors to the Company.
             -------------------------

             (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle Executive to terminate Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used herein shall include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to Executive pursuant to paragraph 4 hereof.

             (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

         10. Notices.  All notices required or permitted hereunder shall be in
             -------
writing and shall be personally delivered or sent by first class mail, registered or certified with return receipt requested to the parties at their respective addresses set forth after their signatures to this Agreement. Any notice which is personally served shall be effective upon delivery; any notice sent by first class mail, registered or certified, postage prepaid and properly addressed shall be effective upon the date of delivery or refusal indicated on the return receipt. Either party may change his, her or its address for notices hereunder by written notice to the other given in the manner specified in this paragraph.

         11. General Provisions.
             ------------------

             (a) The Company's obligation to pay (or to cause one of its subsidiaries to pay) Executive the amounts and to make the arrangements provided for in paragraph 4 hereof, shall be absolute and unconditional and, except as provided in paragraphs 5 and 6 hereof, shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company (or any subsidiary of or successor to the Company) may have against Executive. All amounts payable by the Company (or any subsidiary of or successor to the Company) shall be paid without notice or demand.

             (b) No provisions of this Agreement may be modified, amended, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

             (c) This Agreement contains each and every agreement of every kind and nature whatsoever between the parties hereto concerning the subject matter hereof, and all preliminary negotiations and agreements of whatsoever kind with respect to the subject matter hereof are superseded and of no further force or effect. If Executive is entitled to and receives the benefits provided in paragraphs 4 and 7 hereof, performance of the obligations of the Company thereunder shall constitute full settlement of all claims which Executive might otherwise assert against the Company on account of termination of Executive's employment.

             (d) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

             (e) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

             (f) The invalidity or unenforceability of any provision of this Agreement as to any jurisdiction, fact or circumstance shall not affect the validity or enforceability of any other provision of this Agreement or of such provision as to any other jurisdiction, fact or circumstance, and each provision of this Agreement shall be enforced and complied with to the maximum extent possible.

             (g) Executive shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by last will and testament.

             (h) The obligation to pay amounts under this Agreement is an unfunded obligation of the Company, and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of the Company (or any subsidiary of or successor to the Company).

             (i) In the event of any legal action between the Company and Executive to enforce the provisions of this Agreement, to prevent the breach or continued breach of this Agreement, to recover damages on account of the breach or alleged breach of this Agreement, to seek a judicial determination of the obligations and rights of the parties hereunder or in which this Agreement is asserted as a defense, the prevailing party shall be entitled to recover from the other party its attorneys' fees incurred in such amount as the court shall determine to be reasonable, in addition to its costs and all other relief which the court determines such prevailing party is entitled to receive. For the purposes of this provision, the term "legal action" shall exclude an action by Executive as the result of any termination of Executive's employment. Except as provided in the immediately preceding sentence, all legal expenses which are reasonable and necessary and which are associated with any such termination shall be paid by the Company.

             (j) In the event Executive is employed by a subsidiary of the Company rather than the Company itself, all references herein to the Company shall, as and when required by the context of this Agreement, be deemed to refer to such subsidiary employer. The provisions of this subparagraph shall not, however, be deemed or construed to relieve the Company of any of the Company's obligations or to deprive the Company of any of its rights pursuant to this Agreement.

             [(k) It is understood and agreed that NMU and Executive are parties to a certain letter agreement dated March 2, 1992, as amended March 23, 1992 (collectively, the "Prior Agreement"). It is understood and agreed that the provisions of paragraph 4 of this Agreement supersede and replace in their entirety the severance payment provisions of the first paragraph of Article XI of the Prior Agreement. This Agreement shall not, however, eliminate Executive's right to a payment under the last paragraph of Article XI of the Prior Agreement or affect any other provision of the Prior Agreement. If Executive is entitled to receive a payment under the last paragraph of Article XI of the Prior Agreement and is also entitled to receive a payment under paragraph 4(b) of this Agreement, Executive shall receive only the larger of the two payments and not both payments.]

             [11(k) above applies to Robert L. Swartwout only]

         IN WITNESS WHEREOF, Executive and the Company have executed and delivered this Severance Compensation Agreement as of the day and year first above written.



________________________________            SOUTHWEST WATER COMPANY,
         "Executive"                        a Delaware corporation

Address for Notices:
                                            By________________________________
_________________________________

_________________________________           Title: ___________________________
                                                          "Company"
_________________________________

                                            Address for Notices:

                                            Southwest Water Company
                                            225 North Barranca Avenue, Suite 200
                                            West Covina, California 91791-1605
                                            Attn: Corporate Secretary

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